UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2017

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan		001-35280		94-3096597
(State or other jurisdiction of		(Commission File Number)		(l.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
	Cambridge, MA		02139
	(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 556-0311

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Vericel Corporation, dated August 9, 2017. This Form 8-K/A is being filed to correct an error set forth in the press release issued by Vericel Corporation on August 9, 2017, as set forth in Exhibit 99.1 - Press Release of Vericel Corporation, “Vericel Reports Second-Quarter 2017 Financial Results” dated August 9, 2017. The paragraph describing material non-cash items is corrected in Exhibit 99.1 as follows:

Loss from operations for the quarter ended June 30, 2017 was $2.5 million, compared to $5.0 million for the second quarter of 2016. Material non-cash items impacting the operating loss for the quarter included $0.8 million of stock-based compensation expense and $0.4 million in depreciation expense.

The information in this Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: August 9, 2017	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President Corporate Development